Exhibit 99.1

CytoSorbents Receives NASDAQ Listing Approval

Shares to Trade on The Nasdaq Capital Market beginning December 23, 2014

MONMOUTH JUNCTION, N.J., December 18, 2014 - CytoSorbents Corporation (OTCQB: CTSOD), a critical care immunotherapy company commercializing its CytoSorb® extracorporeal cytokine adsorber to reduce deadly inflammation in critically-ill and cardiac surgery patients, announced today that its common stock has been approved for listing on The Nasdaq Capital Market. Shares are expected to begin trading on The Nasdaq Capital Market on Tuesday, December 23, 2014 under the ticker symbol “CTSO”.

“This up-listing to NASDAQ is a significant corporate milestone for CytoSorbents, and is the latest in a series of important accomplishments for the Company. As we continue to advance our business through the ongoing commercial ramp of CytoSorb® in 28 countries worldwide and a planned pivotal cardiac surgery trial in the U.S., one of our primary objectives is to raise our profile within the investment community. We believe that the NASDAQ listing provides an ideal platform from which to broadly communicate our exciting story to potential investors,” stated Dr. Phillip Chan, CEO of CytoSorbents.

“We are experiencing rapid growth at CytoSorbents, as evidenced by our accelerating year-over-year sales of CytoSorb® and the continued global expansion of our product distribution. We believe we are poised for a solid 2015, building upon this year’s momentum in the multi-billion dollar critical care and cardiac surgery markets, while leveraging strong relationships with independent distributors and major strategic partners such as Fresenius Medical Care, Biocon Ltd, and one of the top-four global cardiac surgery companies in the world. We are excited to move ahead as a NASDAQ-listed company,” Dr. Chan added.

CytoSorbents’ common shares will trade under the ticker symbol "CTSO" when trading on NASDAQ and will no longer be temporarily quoted as "CTSOD" effective December 23, 2014.

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused immunotherapy company using blood purification to control severe inflammation -- with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union and marketed in 28 countries around the world, as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com/.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2014, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact:

Amy Vogel

Investor Relations

(732) 329-8885 ext. *825

avogel@cytosorbents.com

Investor Contact:

Lee Roth

The Ruth Group

646-536-7012

cruth@theruthgroup.com

Public Relations Contact:

Melanie Sollid-Penton

The Ruth Group

646-536-7023

msollid@theruthgroup.com